EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-37229, 333-46243, 333-52601, 333-58799, 333-64069, 333-75253, 333-92023, 333-93761, 333-94815, 333-44928, 333-46738, 333-54160, 333-61948, 333-74180, 333-02672, 333-100759) and Form S-8 (Nos. 333-05705, 333-12551, 333-58801, 333-60731, 333-89631, 333-91985, 333-37624, 333-37626, 333-74050) of Home Properties of New York, Inc. of our report dated February 21, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Cleveland, Ohio
March 13, 2003